Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Delta Financial Corporation
Woodbury, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-127675) and Form S-8 (Nos. 333-15835, 333-88290 and 333-130269) of Delta Financial Corporation of our reports dated March 9, 2007, relating to the consolidated financial statements, and the effectiveness of Delta Financial Corporation’s internal control over financial reporting, which appear in this Form 10-K.

New York, New York
March 9, 2007